UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

T3 DEFENSE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

T3 DEFENSE INC.

575 Fifth Avenue, 14th Floor

New York, New York 10017

(212) 791-4663

SUPPLEMENT TO THE PROXY STATEMENT FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 5, 2026

This supplement to the proxy statement (this “Supplement”) is being filed by T3 Defense Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) to supplement the Company’s definitive proxy statement filed with the SEC on July 9, 2026 (as so amended and restated, the “Proxy Statement”), relating to the Annual Meeting of Stockholders of the Company to be held at 4:00 p.m. eastern time on August 5, 2026, virtually at www.virtualshareholdermeeting.com/DFNS2026SM (the “Annual Meeting”). Holders of record of the Company’s common stock and Series B Convertible Preferred Stock as of the close of business on July 9, 2026, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting.

This Supplement should be read together with the Proxy Statement. Except as supplemented by the information set forth below, the information contained in the Proxy Statement remains unchanged. This Supplement does not change the proposals to be acted upon at the Annual Meeting, or the recommendations of the Board of Directors with respect to those proposals, each as described in the Proxy Statement.

PROPOSAL NO. 3

ADOPTION OF 2026 EVERGREEN EQUITY INCENTIVE PLAN

At the Annual Meeting, the stockholders are being asked to approve and adopt the 2026 Evergreen Equity Incentive Plan (the “Incentive Plan”). If this Incentive Plan Proposal is approved by the Company’s stockholders, 22,000,000 shares of Company common stock will be initially available for grant pursuant to awards under the Incentive Plan. As further described in the Proxy Statement, the amount of shares available for grant will automatically increase on August 1st of each calendar year, for a period of not more than ten (10) years, beginning on August 1, 2027 and ending on (and including) August 1, 2036 (each, an “Evergreen Date”) in an amount equal to eight percent (8%) of the total number of shares available for grant pursuant to awards under the Incentive Plan in the immediately preceding year (the “Evergreen Increase”).

This Supplement is being provided to clarify that the number of shares of Company common stock issuable under the Incentive Plan, if approved, will not be adjusted as a result of the upcoming reverse stock split to be effectuated by the Company prior to the Annual Meeting. Since the Incentive Plan is not currently in effect, and will not become effective until and unless the stockholders approve this Proposal No. 3, the number of shares available in the Incentive Plan shall remain at 22,000,000. For the avoidance of doubt, if the Company were to effect a reverse stock after the Incentive Plan is adopted, then the number of shares available for issuance under the Incentive Plan will be adjusted in accordance with the terms therein.

Your Vote Is Important

Whether or not you plan to attend the Annual Meeting, the Company urges you to vote as promptly as possible by following the instructions in the Proxy Statement and on your proxy card or voting instruction form. If you have already voted and do not wish to change your vote, no further action is required.

Cautionary Note Regarding Forward-Looking Statements

This Supplement contains forward-looking statements, including statements regarding the timing of the Company’s potential reverse stock split. These statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Additional information concerning these risks is contained in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K and its subsequent periodic reports. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

The date of this Supplement is July 14, 2026.